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                                                                 Exhibit 23(h)


Coopers
& Lybrand

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement of Union Planters Corporation on Form S-4 of our report dated January 29, 1993, on our audits of the financial statements of Bank of East Tennessee. We also consent to the reference to our firm under the caption "Experts".


/s/ Coopers & Lybrand
Knoxville, Tennessee
January 19, 1994